
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      24,902,313
<SECURITIES>                                         0
<RECEIVABLES>                                  144,668<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              28,867,390<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                28,867,390<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,422,345<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,842,339
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (419,994)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (419,994)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (419,994)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $105,983 and due from
DWR of $38,685.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,852,831 and net option premiums of $(32,422).
<F3>Liabilities include redemptions payable of $286,259, accrued management fees of $83,887 and accrued administrative expenses of $106,179.
<F4>Total revenues include realized trading revenue of $(1,348,698), net change in unrealized of $2,427,220 and interest income of $1,343,823.


